BY-LAWS OF

R. R. DONNELLEY & SONS COMPANY

ARTICLE I

Section 1.1. Principal Office. The principal office in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

Section 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1. Annual Meeting. The annual meeting of the stockholders shall be held for the purpose of electing Directors of the class for which the term expires on that date and for the transaction of such other business as may properly be brought before the meeting in accordance with these By-laws at such date, time and place, within or without the State of Delaware, as may be fixed by resolution of the Board of Directors of the corporation from time to time.

Except as otherwise provided by statute or the certificate of incorporation, the only business which properly shall be conducted at any annual meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in Section 2.4, (ii) be brought before the meeting by or at the direction of the Board of Directors or the officer of the corporation presiding at the meeting or (iii) be brought before the meeting by a stockholder who shall have complied with the notice requirements specified in this Section. For business to be brought before the meeting by a stockholder, the business must have been specified in a written notice (a "Stockholder Meeting Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who is entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the corporation at the principal executive offices of the corporation in the City of Chicago, State of Illinois, not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each Stockholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting and the reasons for conducting such business at the annual meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. No business shall be brought before any annual meeting of stockholders of the corporation otherwise than as provided in this Section; provided, however, that nothing contained in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section and, if such officer should so determine, such officer should so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chief Executive Officer, the President, or the Chairman of the Board, and shall be called by the Secretary pursuant to a resolution duly adopted by the affirmative vote of a majority of the Whole Board of Directors. Such call shall state the purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the general objectives stated in the call.

Section 2.3. Place of Special Meetings. Any special meeting of the stockholders properly called in accordance with Section 2.2 of these By-laws shall be held at such date, time and place, within or without the State of Delaware, as may be fixed by resolution of the Board of Directors from time to time.

Section 2.4. Notice of Meetings. A written notice of each annual or special meeting of stockholders shall be given stating the date, time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these By-laws, such notice shall be given not less than ten nor more than 60 days before the date of the meeting, by or at the direction of the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President, to each stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by law, electronically. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

Section 2.5. Fixing Record Date. In order that the corporation may determine the stockholders (i) entitled (A) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (B) to receive payment of any dividend or other distribution or allotment of any rights, or (C) to exercise any rights in respect of any change, conversion or exchange of stock, or (ii) for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6. Voting List. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.9. Voting. When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the certificate of incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person or by proxy. Every such stockholder shall have one vote for each share of stock having voting power registered in such stockholder's name on the books of the corporation.

Section 2.10. Voting of Stock of Certain Holders. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the by-laws or other internal regulations of such corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such corporation may determine. Shares of stock of the corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting. A stockholder whose shares of stock of the corporation are pledged shall be entitled to vote such shares, unless on the transfer records of the corporation, the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee's proxy, may vote such shares.

Section 2.11. Treasury Stock. Stock of the corporation belonging to the corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 2.11 shall limit the right of the corporation to vote shares of stock of the corporation held by it in a fiduciary capacity.

Section 2.12. Election of Directors. When a quorum is present at any meeting of stockholders, Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at such meeting of stockholders and entitled to vote on the election of Directors.

ARTICLE III

Directors

Section 3.1. General Powers. The property and business of the corporation shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of the corporation's stockholders and insure the most effective use of the corporation's assets.

Several examples of the responsibilities of the Board of Directors are as follows:

1. Establish broad corporation objectives and basic policies and maintain overall control of the business.

2. Make necessary revisions of the by-laws (in accordance with Article X).

3. Determine dividend action (in accordance with Article VIII).

4. Authorize necessary action with respect to issuance of new securities and listing securities for trading on exchanges.

5. Fix date, time and place of, and take other necessary action with respect to, meetings of stockholders (in accordance with Article II).

6. Approve issuance of stock certificates to replace those lost or destroyed (in accordance with Section 7.2).

7. Fill vacancies in the Board of Directors (in accordance with Sections 3.2 and 3.8).

8. Elect the officers of the corporation (in accordance with Section 4.2) and appraise their performance.

9. Determine the basic organization structure of the business.

10. Authorize any necessary action with respect to loans and pledging of assets (in accordance with Section 6.2).

11. Designate officers authorized to buy or sell corporate investment securities.

12. Designate persons authorized to execute contracts and other documents requiring signatures of officers or specific individuals (in accordance with Section 6.1).

13. Select, or designate those authorized to select, depositaries for corporate funds and investment securities and designate check signatories and persons authorized to have access to safe deposit boxes (in accordance with Sections 6.3 and 6.4).

14. Approve proposals to convey corporate-owned land or buildings or designate those authorized to take such action.

15. Designate the person or persons authorized to appoint proxies to vote stock in subsidiary and other concerns in which the corporation has a significant interest and the person or persons authorized to determine who shall serve as Directors in representing the parent corporation in such concerns.

16. Designate stock transfer agents, registrars, and paying agents with respect to corporate securities and other special purpose agents.

17. Procure special professional services required by and for the Board.

18. Provide for issuance of an annual report to stockholders and such other reports and notices as the Board deems advisable.

19. Employ, upon recommendation of the Audit Committee, independent public accountants to audit the corporation's financial statements.

20. Review and approve new employee benefit plans and major revisions of employee stock incentive plans.

21. Review and approve the actions of the Executive Committee as reported in the minutes of its meetings.

22. Approve the annual operating budget.

23. Review and approve the annual capital budget.

24. Direct the manner of handling matters outside the ordinary course of business of the corporation.

Section 3.2. Number, Election and Term. The number of Directors which shall constitute the Whole Board shall be fixed from time to time by a majority of the Whole Board, subject to the provisions of the certificate of incorporation. Directors shall be divided into three classes of as nearly equal size as possible (i.e. a variation of not more than one between the number in each class) with respect to the time for which they severally shall hold office.

The term of office of each class shall be three years, with the term of one class expiring in each year, and the successors to the class of Directors whose terms shall expire shall be elected at each annual election or adjournment thereof. Each Director shall hold office until such Director's successor shall be elected and shall qualify or until such Director's earlier resignation or removal. Directors need not be residents of Delaware or stockholders.

"Whole Board" shall mean the total number of authorized directorships, whether or not there exist any vacancies or unfilled previously authorized directorships.

Section 3.3. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, or any two Directors.

Section 3.4. Notice. Notice of any special meeting of the Board of Directors stating the place, date and time of the special meeting shall be given in writing to each Director, either personally, by mail or overnight courier, or by facsimile, telegram or cable or other means of electronic transmission, addressed to the Director's residence or usual place of business, not less than two days before the date of such meeting, or by such other means, whether or not in writing, and within such lesser period, as circumstances require in the reasonable judgment of the person calling the meeting. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by telegram or cable shall be deemed given when the notice is delivered to the telegraph or cable company; notice by facsimile or other electronic transmission shall be deemed given when the notice is transmitted (except notice by email shall be deemed given only upon receipt). Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice at such meeting, except where the Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless otherwise provided by statute, the certificate of incorporation or these By-Laws.

Section 3.5. Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the Whole Board is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 3.6. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7. Use of Communications Equipment. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.8. Vacancies and Additional Directors. Any Director may resign at any time upon written notice to the corporation. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director, or otherwise, or if any new directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum may choose a successor or fill the newly created directorship; and a Director so chosen shall hold office until the next annual election at which Directors of the class to which such Director was chosen are elected and until such Director's successor shall be duly elected and shall qualify or until such Director's earlier resignation or removal.

Section 3.9. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. Directors who are full-time employees of the corporation shall not receive any compensation for their services as such. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.10. Executive Committee. The Board of Directors, by resolution adopted by a majority of the Whole Board, may designate not fewer than three nor more than seven Directors to constitute an Executive Committee. The Chief Executive Officer shall serve as the Chairman of the Executive Committee. The Executive Committee shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except that such Committee shall not have the power to take specific actions which have been delegated to other committees of the Board and shall not be empowered to take action with respect to: declaring dividends; issuing bonds, debentures, or the borrowing of moneys except within limits expressly approved by the Board of Directors; amending by-laws; filling vacancies and newly created directorships in the Board of Directors; removing Directors of the corporation; mergers or consolidations; the sale, lease or exchange of all or substantially all of the assets of the corporation; dissolution; or any other action requiring the approval of stockholders. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon the Board or such member by law.

Section 3.11. Other Committees. The Board of Directors may designate two or more Directors to constitute committees (in addition to the Executive Committee provided for in Section 3.10 of these By-laws), including a Finance Committee, Human Resources Committee, Audit Committee and Corporate Responsibility and Governance Committee, which committees, to the extent permitted by law, shall have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time.

Section 3.12. Nomination of Directors. Except as otherwise fixed pursuant to the certificate of incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the corporation, acting separately by class or series, to elect, under specified circumstances, Directors at a meeting of stockholders, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors pursuant to Section 3.11 or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting at which Directors are to be elected only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by, the Secretary of the corporation at the principal executive offices of the corporation in the City of Chicago, State of Illinois, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice shall set forth: (i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age, principal occupation or employment, business address and residence address of the person or persons to be nominated; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder and by the person or persons to be nominated as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934; and (vii) the consent of each nominee to serve as a Director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this Section, and if such officer should so determine, such officer should so declare to the meeting and the defective nomination shall be disregarded. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth herein.

ARTICLE IV

Officers of the Corporation

Section 4.1. Officers and Number. The officers of the corporation shall be appointed or elected (a) in the manner set forth in this Article IV and in Article V hereof and (b) to the extent not so set forth, by the Board of Directors. The officers of the corporation shall be a Chairman of the Board, who shall be a non-executive Chairman, a Chief Executive Officer, a President, one or more Executive Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine. All Senior Officers (those employees in Salary Grades 1 through 7) shall be elected by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary. The Board of Directors may distinguish among officers bearing the same title by the addition of other designations, such as "Chief Financial Officer" or the like.

Section 4.2. Election and Term of Office. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding such officer's election, and until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.

Section 4.3. Removal. (a) Notwithstanding anything to the contrary contained in these By-Laws, until February 27, 2007, the removal of or any failure to re-elect the Chairman of the Board or the Chief Executive Officer, or any action that would permit the Chief Executive Officer to terminate his employment agreement with the corporation for "Good Reason" as defined therein (other than any such termination pursuant to clauses (i), (v) and (vi) of Section 15(g) thereof), shall require the affirmative vote of at least 66 2/3% of the Whole Board (a "Two Thirds Vote").

(b) Subject to Section 4.3(a) hereof, any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

Section 4.4. Vacancies. Except as provided in Article V hereof, a vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors at any meeting of the Board of Directors.

Section 4.5. Salaries. No officer shall be prevented from receiving a salary for such officer's services as an officer by reason of the fact that such officer is also a Director of the corporation.

Section 4.6. Chief Executive Officer. The Chief Executive Officer shall have overall supervision of, and responsibility for, the business, and shall direct the affairs and policies of the corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the stockholders and Board of Directors.

Section 4.7. Chairman of the Board. The Chairman of the Board shall be a non-executive officer of the corporation and shall preside at all meetings of the stockholders and Board of Directors.

Section 4.8. President. Subject to the supervision and direction of the Chief Executive Officer, the President shall have responsibility for such of the operations and other functions of the corporation as may be assigned to the President. The President shall perform such other duties and responsibilities as may be assigned to the President by the Chief Executive Officer.

Section 4.9. Vice Presidents. Any Vice President elected by the Board of Directors shall have such corporate powers, if any, as may be assigned to such Vice President from time to time by the Board of Directors, Chief Executive Officer, Chairman of the Board or the President.

Section 4.10. Senior Vice Presidents. Any Senior Vice President elected by the Board of Directors shall have such corporate powers, if any, as may be assigned to such Senior Vice President by the Board of Directors, Chief Executive Officer, Chairman of the Board or the President.

Section 4.11. Business Unit Presidents. Any Business Unit President elected by the Board of Directors shall have such corporate powers, if any, as may be assigned to such Business Unit President by the Board of Directors, Chief Executive Officer, Chairman of the Board or the President.

Section 4.12. Executive Vice Presidents. The Board of Directors may designate as an Executive Vice President the officer to whom one or more other senior officers of the corporation reports.

Section 4.13. Order of Succession. Such of the Directors of the corporation as may be designated by resolution of the Board of Directors, and in the order of such designation, shall in the absence of the Chairman of the Board perform the duties of the Chairman of the Board and shall have all of the powers and shall be subject to any restrictions imposed upon the Chairman.

Such of the officers of the corporation as may be designated by resolution of the Board of Directors, and in the order of such designation, shall in the absence of the Chief Executive Officer, perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to any restrictions imposed upon the Chief Executive Officer.

Such of the officers of the corporation as may be designated by resolution of the Board of Directors, and in the order of such designation, shall in the absence of the President perform the duties of the President and when so acting shall have all the powers of and be subject to any restrictions imposed upon the President.

Section 4.14. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and Board of Directors of the corporation, shall have charge of the corporate records and the corporate seal, and shall have the power to attach the seal to all instruments which shall require sealing after the same shall have been signed as authorized by the Board of Directors.

Section 4.15. Treasurer. The Treasurer shall be responsible for the receipt, custody and disbursement of all funds of the corporation in the form of both cash and securities. The Treasurer may delegate the details of the office of Treasurer to someone else, but this shall nowise relieve the Treasurer of the responsibilities and liability of the office of Treasurer. The Treasurer shall have the power to attach the seal to all instruments which shall require sealing after the same shall have been signed as authorized by the Board of Directors.

Section 4.16. Controller. The Controller reports to the Chief Executive Officer directly or through such other management executives as the Chief Executive Officer may direct. The Controller, however, may directly submit any matter to the Board of Directors for its consideration. The Controller shall maintain adequate records of all assets, liabilities, and transactions of the corporation, and in conjunction with other officers and department heads, shall initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum of safety, efficiency and economy. The Controller shall attend that part of the meetings of the Board of Directors which is concerned with the review of the financial and operating reports of the business, except when, in the discretion of the Board, the Controller shall be asked not to attend.

ARTICLE V

Appointed Officers

The Chief Executive Officer may appoint any individual an officer having such title as the Chief Executive Officer shall deem appropriate, provided such officer is not a Senior Officer. Any such officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever in the Chief Executive Officer's judgment the best interests of the corporation would be served thereby. The term of office, compensation, powers and duties and other terms of employment of appointed officers shall be such as the Chief Executive Officer may from time to time deem proper, and the authority of such officers shall be limited to acts pertaining to the business of the unit, operation or function to which they are assigned.

ARTICLE VI

Contracts, Loans, Checks and Deposits

Section 6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 6.2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors (or a resolution of a committee of Directors pursuant to authority conferred upon that committee). Such authority may be general or confined to specific instances.

Section 6.3. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as may be designated by the Board of Directors or by one or more officers of the corporation named by the Board of Directors for such purpose.

Section 6.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies and other depositaries as the Board of Directors may select or as any one or more officers of the corporation named by the Board of Directors for such purpose may select.

ARTICLE VII

Certificates of Stock and Their Transfer

Section 7.1. Certificates of Stock. Certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chief Executive Officer, Chairman of the Board or President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any stock certificate is signed manually (a) by a transfer agent other than the corporation or its employee or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. All certificates properly surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms, and with such indemnification (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the corporation. Certificates shall not be issued representing fractional shares of stock.

Section 7.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by such holder's attorney thereunto authorized by power of attorney and filed with the Secretary or transfer agent of the corporation.

Section 7.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

Dividends

Section 8.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 8.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or such other purposes as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

Miscellaneous

Section 9.1. Fiscal Year. Unless otherwise fixed by the resolution of the Board of Directors, the fiscal year of the corporation shall be the calendar year.

Section 9.2. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 9.3. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the principal executive offices of the corporation in the City of Chicago, State of Illinois, or at such other place or places as may be designated from time to time by the Board of Directors.

ARTICLE X

Amendment

These By-laws may be altered, amended or repealed at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting, provided that no amendment of these By-laws shall conflict with the provisions of the Certificate of Incorporation, whether relating to the number of Directors which shall constitute the Whole Board or the number of Directors of any class or otherwise. Notwithstanding the foregoing and subject to the provisions of the Certificate of Incorporation, until February 27, 2007, Article IV, Article V and this Article X of these By-laws shall not be altered, amended or repealed and no provision inconsistent therewith or herewith shall be adopted by the Board of Directors or recommended or submitted by the Board of Directors for adoption by the stockholders without a Two Thirds Vote.